                                                            Exhibit 21



                          SUBSIDIARIES OF THE COMPANY*


                NAME                                   JURISDICTION
- ------------------------------------------             ------------
Houston Lighting & Power Company                         Texas

KBLCOM Incorporated                                      Delaware

Houston Industries (Delaware) Incorporated               Delaware

____________________

*The names of certain subsidiaries of the Company are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.